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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): MARCH 29, 2010

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              NEVADA                                        87-0573331
(State or Other Jurisdiction of                   (IRS Employer Identification
          Incorporation)                                       No.)

                                     0-23511
                            (Commission File Number)


               1301 N. TUSTIN AVENUE, SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 953-3503

          -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On March 29, 2010, Integrated Healthcare Holdings, Inc. ("IHHI") entered into amended and restated employment agreements (the "Amended Employment Agreements") with each of Kenneth K. Westbrook, its President and Chief Executive Officer, Daniel J. Brothman, its Chief Operating Officer, Steven R. Blake, its Chief Financial Officer, J. Scott Schoeffel, its General Counsel, and Jerry Kanaly, its Chief Accounting Officer (each, an "Executive" and collectively, the "Executives"). The Amended Employment Agreements provide for the following material amendments to each individual's original employment agreement, effective April 1, 2010:

o Each individual's employment was changed from an "at will" arrangement to a fixed term of employment of three years, commencing April 1, 2010, with automatic renewals for successive one year periods. IHHI or the Executive may only terminate the employment relationship during the final 120 days of the initial three-year period or one-year renewal periods, except for a termination by either party "for cause" (as defined in the Amended Employment Agreements). However, each of Messrs. Schoeffel and Kanaly may terminate his employment at any time prior to the end of the fixed term by providing 60 days prior written notice to IHHI, but may not terminate his employment early to join a competing hospital within a specified geographic area. In addition, the events allowing each Executive to resign "for cause" have been expanded to include a permanent relocation of his employment outside of Orange County, California.

o The base salary of Mr. Westbrook was increased from $500,000 to $550,000 per annum, effective February 1, 2010. The base salary of Mr. Schoeffel was increased from $325,000 to $340,000 per annum, effective April 1, 2010. The base salary of Mr. Kanaly was increased from $300,000 to $315,000 per annum, effective April 1, 2010.

o The Amended Employment Agreements provide for the establishment of annual performance targets for each individual by the Compensation Committee and the Executive within 60 days after the end of each fiscal year (March 31). Each Executive's annual bonus will be determined based on his achievement in reaching his individual performance targets.

o The original employment agreements provided for payment of a severance package to each Executive upon a termination by the Executive "for cause" or termination by IHHI "without cause". The severance period has been increased from 12 months to 24 months (or 36 months during the first year of effectiveness of the Amended Employment Agreements in the case of Messrs. Westbrook, Brothman and Blake). The Amended Employment Agreements also provide for payment of severance in the event of (i) a termination of employment following a change of control of IHHI or (ii) a non-renewal of the Executive's employment by IHHI at the end of the fixed 3-year or 1-year employment term. In the case of Messrs. Westbrook and Brothman, the right to receive severance terminates if the individual accepts employment with a competing hospital in a specified geographic area during the severance period.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Integrated Healthcare Holdings, Inc.

                                            By: /s/ Steven R. Blake
                                                --------------------------------
                                                Name: Steven R. Blake
                                                Title: Chief Financial Officer
Date: April 2, 2010